EMPLOYMENT AGREEMENT
                              --------------------

         This Employment Agreement (the "Agreement") is made and entered into this ____ day of June 1997, by and between Premium Cigars International, Ltd., an Arizona corporation (the "Company") and Steven A. Lambrecht ("Employee").

                              W I T N E S S E T H:
                              --------------------


         WHEREAS, the Company and the Employee mutually desire to agree upon the terms and conditions of the Employee's employment with the Company;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement hereby agree as follows:

         1. Employment. The Company agrees to employ the Employee as Chief Executive Officer and President and the Employee shall at all times exercise his best judgment in the performance of his duties. Should the Company hire a new Chief Executive Officer and President, Employee will agree to serve as Vice President of Marketing. The Employee shall perform such further duties as may be required by the Company under and subject to the instruction, direction and control of his immediate supervisor of the Company. Except as otherwise provided herein, as long as Employee remains employed with the Company, the Company shall not alter the terms of this Agreement unless Employee and the Company agree to such modifications in writing.

         2. Devotion to Employment. Employee accepts employment with the Company on the terms and conditions herein set forth and agrees to devote his full time and effort to perform his duties on behalf of the Company in his position as set forth in paragraph 1. The Employee shall not during the term of this Agreement be actively engaged in any other business activity which will in any way impair his ability to properly meet his obligations to the Company or engage in any activity competitive with the Company or detrimental to its business. Employee agrees to comply with the reasonable policies, standards and regulations of the Company from time to time established.

         3. Compensation. The Company agrees to pay the Employee compensation for services as follows:

                  a. Salary. Commencing May 1, 1997, the initial annual salary shall be Sixty Thousand Dollars ($60,000), payable bi-weekly during the term of this Agreement. Such salary may be adjusted by the Board of Directors of the Company at its sole discretion or by a compensation committee selected by the Board of Directors. During the first twelve months of this Agreement, Employee shall be entitled to the same percent raise, if any, as that granted to any vice president, president or chief operating officer of the Company. Salaries shall be based on performance reviews conducted with the involvement of the Employee. Employee understands and acknowledges that Employee is exempt from the overtime pay requirements of the Fair Labor Standards Act, 29 U.S.C. ss. 201 et seq.

                  b. Medical Insurance Plan. Employee shall be covered under the Company's then existing medical insurance plan which shall apply to all employees. The Company retains the right to modify medical insurance coverage as it deems appropriate. Except as otherwise provided for by law or in paragraph 7 herein, the Company is under no obligation or duty to provide medical coverage to the Employee after such Employee has ceased to serve as an employee of the Company.

                  c. Vacation. The Employee shall be entitled to three (3) weeks paid vacation per fiscal year, subject to the terms set forth in the Company's employee manual. All vacation days must be taken in accordance with the Company's policies, as those policies are established from time to time.

                  d. Bonus Plan; Stock Option Plan. Employee shall be eligible under a bonus plan ("Bonus Plan") and/or a stock option plan ("Stock Option Plan") based upon the future performance of the Company in the same manner as offered to other comparable executives of the Company.

                  e. Additional Benefits. Employee shall also be offered other benefits, insurance, stock interest savings loans, bonuses or pension plan which may be offered to other comparable executives of the Company. If in the future the Company provides dental insurance, life insurance or disability insurance to any employee of the Company, such insurance coverage shall also be provided to the Employee.

                  f. Reimbursement of Business Expenses. The Company shall reimburse the Employee for valid business expenses of the Employee incurred in connection with the Employee performing his duties on behalf of the Company, provided Employee submits to his supervisor receipts or other evidence of such payment. Reimbursement payments shall be made once a month as determined by the supervisor.

         4. Insurance. The Company shall maintain during the Employee's term of employment, at the Company's expense, Director and Officer Liability Insurance.

         5. Employee at Will. Employee is employed "at will". Subject to the notice requirements set forth in paragraph 6 below, either Employee or the Company may terminate Employee's employment at any time, for any reason, with or without cause. Employee understands that no manager, supervisor or representative of the Company has any authority to enter into any agreement with Employee for employment for any specified period of time or to make any promise or commitment contrary to the foregoing.

         6. Termination. The Employee's continued employment may be terminated by the Employee by delivery to the Company of a written notice of termination at least two weeks prior to the termination date. Employee's continued employment may be terminated by the Company upon notice of termination. Upon termination of employment, the Employee agrees to promptly return to the Company all customer records as that term is defined in paragraph 8 herein, all confidential information, as that term is defined in paragraph 9 herein, and all other documents and equipment pertaining to the business of the Company. Employee further agrees that the Employee will not at any time use any information acquired by him during the term of this Agreement in a manner contrary to the interest of the Company, nor will the Employee do any act or acts which may directly or indirectly induce any person to terminate his relationship with the Company.

         7. Severance Compensation. In the event Employee is terminated by the Company, for any reason other than for "Cause" as defined below, Employee shall be entitled to the following:

                  a. For a nine (9) month period after the date of Employee's termination of employment with the Company, the Employee's then current salary payable biweekly for such nine (9) month period;

                  b. To the extent Employee has a vested interest in any stock of the Company as of the date of termination, such stock shall be the sole property of Employee and shall be under the sole control of the Employee; however, Employee shall have no ownership right to any stock which has not vested; and

                  c. Employee and his family shall continue to be eligible for group medical coverage, at Employee's personal expense, under the Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA"), as amended, for such duration as provided by existing law at the time of termination. The Company shall pay such insurance premiums for a nine
         (9)  month  period  after  the  date  of  Employee's   termination   of
         employment.

         Employee shall not be entitled to any severance compensation as provided in this paragraph 7 in the event the Employee: (i) is grossly negligent in performing his duties or continues to commit willful malfeasance or willful misconduct after being provided with written notice of such actions; (ii) continues to refuse to perform his duties hereunder after written notice of any such refusal to perform such duties has been given to the Employee; (iii) breaches the provisions of paragraph 8, 9 or 10 of this Agreement; or (iv) is convicted of any felony directly relating to his ability to perform his duties hereunder or otherwise directly harming the Company. Further, if during the term of payment of severance compensation, the Employee breaches the provisions of paragraph 8, 9 or 10 of this Agreement no further severance payments shall be made to the Employee.

         8. Customer Records.

                  a. Employee's  Obligations  Regarding  Customer  Records.  The
         Employee acknowledges that the list of the Company's customers or clients as it may exist from time to time is a valuable, special and unique asset of the Company's business. The Employee shall not, during or after his employment with the Company, divulge, furnish or make accessible to anyone (other than in the regular course of the Company's business) any names, addresses or telephone numbers of those individuals who conduct business with the Company. In addition, the contents of customers' files or portfolios, or any other such information shall be kept confidential during and after the Employee's employment with the Company. All original records and all copies thereof of those customers who do business with the Company, including names, or any other such information, as well as all other secrets and confidential information of the Company shall remain the property of the Company during and after the Employee's term of employment with the Company.

                  b. Injunctive Relief for Breach. In the event of a breach or threatened breach by the Employee of the provisions of this section, the Company shall be entitled to an injunction restraining the Employee from disclosing, in whole or in part, the list of the Company's customers, any names, addresses or telephone numbers of those individuals who conduct business with the Company, or from rendering any services to any person, firm, partnership, joint venture, association, or other entity to whom such information, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from the Employee.

         9.       Confidential Information.

                  a. Employee's Obligations Regarding Confidential Information. Employee has in the past and may in the future develop, obtain or learn about confidential information which is the property of the Company or which the Company is under obligation not to disclose. Employee agrees to use his best efforts and the utmost diligence to guard and protect said information, to treat such information as confidential, and Employee agrees that the Employee will not, during or after the period of his performing services for the Company, use for Employee or others, or divulge to others any of said confidential information which Employee may develop, obtain or learn about during or as a result of performing services for the Company, unless authorized to do so by the Company in writing. Employee further agrees that if this Agreement is terminated for any reason, Employee will not take, but will leave with the Company or return to the Company, all documents, records and papers and all matters of whatever nature which bears or may bear the Company's confidential information or which is in any way related, directly or indirectly to the Company.

                  b. Definition of Confidential Information. For the purposes of this Agreement, the term "confidential information" shall include but not be limited to the following: customer lists; product designs; pricing policies; marketing strategies; business contacts; business plans; computer software, including all rights under licenses and other contracts relating thereto; source code and all documents relating thereto; all intellectual property including without limitation all trademarks, trademark registrations and applications, service marks, copyrights, patents, trade secrets, proprietary marketing information and know-how; books and records including lists of customers; credit reports; sales records; price lists; sales literature; advertising material; manuals; processes; technology; designs; statistics data;
         techniques; or any information of whatever nature which gives to the Company an opportunity to obtain an advantage over its competitors who do not know or use it, but it is understood that said terms do not include knowledge, skills or information which is common to the trade or profession of the Employee. "Confidential information" shall not include: (i) information that has become publicly available other than through a breach of this Agreement; or (ii) information required to be disclosed by a court of competent jurisdiction, to the extent specifically ordered by such court.

                  c. Contact with Customers and Third Parties. Upon Employee's termination of employment with the Company, Employee agrees that for a period of one (1) year from the date of termination of employment that he shall not contact directly or indirectly any of the Company's customers or companies with which it does business, or is affiliated with in any way, or any third parties which have any direct or indirect business dealings with Company.

                  d. Injunctive Relief for Breach. In the event of a breach or threatened breach by the Employee of the provisions of this section, the Company shall be entitled to an injunction restraining the Employee from disclosing, in whole or in part, any confidential information, or from rendering any services to any person, firm, partnership, joint venture, association, or other entity to whom such confidential information, in whole or in part, has been disclosed. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from the Employee.

         10. Covenant Not To Compete.

                  a. Interests to be Protected. The parties acknowledge that during the term of this employment, Employee will perform essential services for the Company and for clients of the Company. Therefore, Employee will be given an opportunity to meet, work with and develop close working relationships with the Company's clients on a first-hand basis and will gain valuable insight as to the clients' operations, personnel and need for services. In addition, Employee will be exposed to, have access to, and be required to work with, a considerable amount of the Company's confidential and proprietary information, including but not limited to: information concerning the Company's methods of operation, financial information, strategic planning, operational budget and strategies, payroll data, computer systems, marketing plans and strategies, merger and acquisition strategies, and customer lists. The parties also expressly acknowledge that Employee holds a highly specialized, professional position that is the key position in one of the Company's most significant divisions and replacing Employee in this position would require the Company to incur substantial expense. The parties expressly recognize that should Employee compete with the Company in any manner whatsoever, it could seriously impair the goodwill and diminish the value of the Company's business. The parties acknowledge that the covenant not to compete contained in this section has an extended duration; however, they agree that this covenant is reasonable and it is necessary for the protection of the Company, its shareholders and employees. For these and other reasons, and the fact that there are many other employment opportunities available to the Employee if he should terminate, the parties are in full and complete agreement that the following restrictive covenants are fair and reasonable and are freely, voluntarily and knowingly entered into.
         Further, each party was given the opportunity to consult with independent legal counsel before entering into this Agreement.

                  b. Restrictions on Competition. Employee agrees that he shall not during the term of this Agreement and for a period of one (1) year from the date of his termination of employment from the Company, directly or indirectly, either as principal, partner, shareholder, joint venturer, officer, director, consultant, member, employee or otherwise, own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing, directly or indirectly, with the business of the Company (which is cigar distribution) in any state of the United States or foreign country in which the Company is conducting business on the date of Employee's termination. At any time and from time to time, each party agrees, at his expense, to take action and to execute and deliver documents as may be reasonably necessary to effectuate the purposes of this Covenant.

                  c. Judicial Amendment. If the scope of any provision of this Agreement is found by any Court to be too broad to permit enforcement to its full extent, then such provision shall be enforced to the maximum extent permitted by law. The parties agree that the scope of any provision of this Agreement may be modified by a judge in any proceeding to enforce this Agreement, so that such provision can be enforced to the maximum extent permitted by law. If any provision of this Agreement is found to be invalid or unenforceable for any reason, it shall not affect the validity of the remaining provisions of this Agreement.

                  d. Injunction; Remedies for Breach. Since a breach of the provisions of this section of this Agreement could not adequately be compensated by money damages, the Company shall be entitled, in addition to any other right or remedy available to it at law or equity, to an injunction restraining the breach or threatened breach and to specific performance of any provision of this section of this Agreement, and, in either case, no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

         11. Notices. All notices provided for by this Agreement shall be made in writing either (i) by actual delivery of the notice into the hands of the parties thereunto entitled or (ii) the mailing of the notice in the United
States mail to the address, as stated below (or at such other address as may have been designated by written notice) of the party entitled thereto, by certified mail, return receipt requested. The notice shall be deemed to be received on the date of its actual receipt of the party entitled thereto. All communications hereunder shall be in writing and, if sent to the Company, shall be delivered to:

                           Premium Cigars
                           15651 N. 83rd Way
                           Suite 3, Building C
                           Scottsdale, Arizona 85260
                           Fax 992-6026
                           Attention:  David Hodges

and, if sent to the Employee, shall be delivered to:

                           Steven A. Lambrecht

                              12072 N. 118th
                           --------------------------------
                              Scottsdale, AZ
                           --------------------------------
                                   85259
                           --------------------------------

                           --------------------------------

         12. Assignment. The rights and benefits of the Company under this Agreement shall be transferable, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by its successors and assigns. The skills and obligations of the Employee hereunder are unique and may not be assigned, transferred nor may the performance hereof by any other party or parties be substituted, without prior express written consent of the Company.

         13. Miscellaneous.

                  a. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Arizona.

                  b. Waiver. No waiver or modification of this Agreement shall be valid unless in writing and duly executed by the party to be charged therewith. Waiver by either party hereto of any breach or default by the other party of any of the terms and provisions of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waiver.

                  c. Severability. All agreements, provisions, representations, warranties and covenants contained herein are severable, and in the event that any one or more of them shall be held to be invalid, illegal or unenforceable in any respect by any court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected thereby, and this Agreement shall be interpreted as if such invalid, illegal or unenforceable agreements, provisions or covenants were not contained herein.

                  d. Gender. Whenever the context requires, the masculine shall include the feminine and neuter.

                  e. Entire Agreement. This Agreement constitutes and embodies the full and complete understanding and agreement of the parties hereto provided, and supersedes all prior understandings or agreements, whether oral or in writing. Any and all agreements between the parties hereto, whether oral or in writing, prior to the date hereof shall be deemed null and void. No amendment to this Agreement will be valid or enforceable unless it is in writing and signed by the President of the Company.

                  f. Parties. This Agreement shall be binding upon and inure to the benefit to the parties hereto, their officers, directors, shareholders, successors, legal representatives, heirs and successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of, or by virtue of, this Agreement or any provision herein contained.

                  g.  Attorney's  Fees. The  prevailing  party in any litigation
         hereunder   shall  be  entitled  to  the  recovery  of  its  reasonable attorneys' fees and costs from the other party.

                  h. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above-written.

"COMPANY"                                    "EMPLOYEE"

PREMIUM CIGARS INTERNATIONAL, LTD.           STEVEN A. LAMBRECHT



By: /s/ Greg Lambrecht                       /s/ STEVEN A. LAMBRECHT
    ------------------------------           -----------------------------------
     Its: Secretary
          ------------------------